UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2017

MY SIZE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37370	51-0394637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Arava St., pob 1026, Airport City, Israel, 7010000

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code +972-3-600-9030

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

As previously disclosed in My Size, Inc.’s (the “Company”) prior filings with the Securities and Exchange Commission, on December 27, 2015, the Company received a legal complaint (the “Complaint”). The defendants of the Complaint were the Company, all the members of the Board of Directors, Mrs. Shoshana Zigdon, a shareholder and related party of the Company, as well as two additional defendants who are not shareholders, officers or directors of the Company. The Plaintiff alleged that the Company violated its obligation to register shares purchased by the plaintiff on July 3, 2014 (the “Original Shares”) for trade with the Tel Aviv Stock Exchange (the "Complaint").

All pre-trial preliminary proceedings as well as submission of all evidentiary affidavits and expert opinions by both parties have been completed. Pursuant to the Israeli Court's recommendation, the case was referred to mediation by the honorable Judge (Rtd.) Hilla Gerstel, former president of the Central District Court.

The mediation has been completed and the Company and the Plaintiff entered into a settlement agreement (the “Settlement”) dated June 20, 2017. Pursuant to the Settlement, the Company shall make a payment to the Plaintiff of NIS325,000 (as of the date hereof, approximately USD$92,000) (the "Down Payment") within 30 days of the date of the Settlement. Additionally, the Company is obligated to register the Original Shares within a specified time frame. Additionally, pursuant to the Settlement, the Company will issue, within 60 days, 80,538 additional shares of common stock to the Plaintiff (the "New Shares"), which New Shares shall be registered, to be deposited in escrow and sold for the benefit of Plaintiff. Such New Shares shall be sold at a maximum aggregate price of NIS10,000 or an amount constituting not more than 2% of the average volume of trades within the last 90 days, whichever higher, in one single trading day. To the extent the Company will not issue the unrestricted New Shares within 60 days, the Plaintiff has a right, at his exclusive discretion, to resume the legal proceedings pursuant to the Complaint, provided he will deposit the Down Payment in escrow, pending the Court judgement in the Complaint. Additionally, the Settlement provides that to the to the extent the aggregate proceeds from the sale of the Original Shares and the New Shares shall be less than NIS1,600,000, the Company will either complement the difference in cash or shall issue to the Plaintiff additional shares in lieu thereof, at the Company's exclusive discretion.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MY SIZE, INC.

Date: June 23, 2017	By:	/s/ Ronen Luzon
	Name:	Ronen Luzon
	Title:	Chief Executive Officer

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